As filed with the Securities and Exchange Commission

On August 6, 2003

Registration No.

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ELECTRONIC ARTS INC.

Delaware	94-2838567
(State of Incorporation)	(IRS employer identification no.)

209 Redwood Shores Parkway

Redwood City, CA 94065

(Address of principal executive offices)

2000 Equity Incentive Plan, as amended

2000 Employee Stock Purchase Plan, as amended

(Full title of the Plan)

RUTH A. KENNEDY

Executive Vice President, General Counsel and Secretary

209 Redwood Shores Parkway

Redwood City, CA 94065

(650) 628-1500

(Name, address and telephone number of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Proposed Maximum Amount to be Registered	Proposed Maximum Offering Price Per Share	Aggregate Offering Price	Amount of Registration Fee

Class A Common Stock ($0.01 par value)	5,650,000(1)	$84.98(2)	$480,137,000(2)	$38,844

(1)	Includes 5,500,000 shares available for issuance under the 2000 Equity Incentive Plan as amended and 150,000 shares available for grant under the 2000 Employee Stock Purchase Plan as amended, each as of July 31, 2003.

(2)	Calculated solely for the purposes of determining the amount of the Registration Fee pursuant to Rule 457(c) on the basis of the average of the high and low trading prices of Registrant’s Class A Common Stock on August 4, 2003.

Page

PART II

Item 5. Interests of Named Experts and Counsel	II-1

Item 8. Exhibits	II-1

POWER OF ATTORNEY	II-1

SIGNATURES	II-2

EXHIBIT INDEX

EXHIBIT 4.01

EXHIBIT 4.02

EXHIBIT 5.01

EXHIBIT 23.02

PART II

STATEMENT PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E, the contents of Registrant’s Form S-8 Registration Statement No. 333-39432 filed on June 16, 2000, Registrant’s Form S-8 Registration Statement No. 333-44222 filed on August 21, 2000, Registrant’s Form S-8 Registration Statement No. 333-67430 filed on August 13, 2001 and Registrant’s Form S-8 Registration Statement No. 333-99525 filed on September 13, 2002 are hereby incorporated by reference.

ITEM 5.    EXPERTS.

The validity of the issuance of the shares of Class A Common Stock offered hereby will be passed upon for the Registrant by Ruth A. Kennedy, Executive Vice President, General Counsel and Secretary of the Registrant.

ITEM 8.    EXHIBITS

4.01	Registrant’s 2000 Equity Incentive Plan as amended, (the “Plan”) and related documents.

4.02	Registrant’s 2000 Employee Stock Purchase Plan as amended, (the “ESPP Plan”) and related documents.

5.01	Opinion of General Counsel regarding legality of the securities being issued.

23.01	Consent of General Counsel (included in Exhibit 5.01).

23.02	Consent of Independent Auditors.

24.01	Power of Attorney (see page 1).

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual and corporation whose signature appears below constitutes and appoints Warren C. Jenson and Kenneth A. Barker and each of them, his or its true and lawful attorneys-in-fact and agents with full power of substitution, for him or it and in his or its name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement of Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Redwood City, State of California, on this 6th day of August, 2003.

ELECTRONIC ARTS INC.

By:	/S/ RUTH A. KENNEDY
Ruth A. Kennedy, Esq. Executive Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

Chief Executive Officer:

/S/ LAWRENCE F. PROBST III	Chairman and Chief Executive Officer	August 6, 2003

Lawrence F. Probst III

Principal Financial Officer:

/S/ WARREN C. JENSON	Exec. Vice President, Chief Financial and Administrative Officer	August 6, 2003

Warren C. Jenson

Principal Accounting Officer:

/S/ KENNETH A. BARKER	Vice President, Chief Accounting Officer	August 6, 2003

Kenneth A. Barker

Directors:

/S/ M. RICHARD ASHER	Director	August 6, 2003

M. Richard Asher

/S/ WILLIAM J. BYRON	Director	August 6, 2003

William J. Byron

/S/ LEONARD S. COLEMAN	Director	August 6, 2003

Leonard S. Coleman

/S/ GARY M. KUSIN	Director	August 6, 2003

Gary M. Kusin

/S/ GREGORY B. MAFFEI	Director	August 6, 2003

Gregory B. Maffei

/S/ TIMOTHY J. MOTT	Director	August 6, 2003

Timothy J. Mott

/S/ LINDA J. SRERE	Director	August 6, 2003

Linda J. Srere

II-2

INDEX TO EXHIBITS

Exhibit Number	Description
4.01	Registrant’s 2000 Equity Incentive Plan as amended, (the “Equity Plan”) and related documents.

4.02	Registrant’s 2000 Employee Stock Purchase Plan as amended, (the “ESPP Plan”) and related documents.

5.01	Opinion of General Counsel regarding legality of the securities being issued.

23.01	Consent of General Counsel (included in Exhibit 5.01).

23.02	Consent of Independent Auditors.

24.01	Power of Attorney (see page 1).